EX-99.23.i.i

J. W. BROWN (1911-1995) BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS        ATTORNEYS AND COUNSELORS AT LAW       JOANN M. STRASSER
ROBERT S BROWN          3500 CAREW TOWER                     AARON A. VANDERLAAN
DONALD S. MENDELSOHN    441 VINE STREET                      LAWRENCE A. ZEINNER
LYNNE SKILKEN           Cincinnati, Ohio 45202
AMY G. APPLEGATE        TELEPHONE (513) 381-2121                      OF COUNSEL
KATHRYN KNUE PRZYWARA   TELECOPIER (513) 381-2125                GILBERT BETTMAN
MELANIE S. CORWIN                                                  (1918 - 2000)


                                                     October 12th, 2000


AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

RE:      AmeriPrime Advisors Trust,  File Nos. 333-85083 and 811-09541

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 13 to the Registration Statement of the AmeriPrime Advisers Trust (the "Trust".)

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based  upon  the   foregoing,   we  are  of  the  opinion   that  after
Post-Effective Amendment No. 13 is effective for purposes of federal and applicable state securities laws, the shares of Chameleon Market Rotation Fund, Cloud, Neff Capital Appreciation Fund, Enhans Master Investor Fund, Enhans RT 500 Fund, Master High Yield Income Fund, Monteagle Fixed Income Fund, Monteagle Large Cap Fund, Monteagle Opportunity Growth Fund, Monteagle Value Fund, MutualMinds.com Diversified Growth Fund, MutualMinds.com New Economy Fund, MutualMinds.com Small Cap Growth Fund, Paragon Strategic Ascent Fund, Paragon Dynamic Fortress Fund, StoneRidge Bond Fund, StoneRidge Equity Fund and StoneRidge Small Cap Equity Fund, series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 13 to the Registration Statement.

                                             Very truly yours,

                                              /s/

                                             Brown, Cummins & Brown Co., L.P.A.